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As filed with the Securities and Exchange Commission on September 11, 2015

File No. 001-37387

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Gabelli Securities Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	47-3965991 (I.R.S. Employer Identification No.)
One Corporate Center Rye, New York (Address of principal executive office)	10580 (Zip code)

(914) 921-5135
Registrant's telephone number, including area code:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class Registered Class A Common Stock, par value $0.001 per share	Name of Each Exchange on Which Such Class will be Registered The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

 GABELLI SECURITIES GROUP, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

        Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement. The sections of the information statement listed under the heading "Location in Information Statement" are incorporated into this Form 10 by reference.

Item No.	Item Caption	Location in Information Statement
Item 1.	Business.	See "Business" and "Where You Can Find More Information"
Item 1A.	Risk Factors.	See "Risk Factors"
Item 2.	Financial Information.	See "Selected Historical Combined Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
Item 3.	Properties.	See "Business—Real Estate Properties"
Item 4.	Security Ownership of Certain Beneficial Owners and Management.	See "Security Ownership of Certain Beneficial Owners and Management"
Item 5.	Directors and Executive Officers.	See "Management"
Item 6.	Executive Compensation.	See "Management" and "Arrangements Between GAMCO and GSG After the Spin-off"
Item 7.	Certain Relationships and Related Transactions, and Director Independence.	See "Certain Relationships and Related Party Transactions" and "Management—Transactions with Related Persons"
Item 8.	Legal Proceedings.	See "Business—Legal Proceedings"
Item 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.	See "The Spin-off—Trading Markets for the GSG Common Stock" and "Dividend Policy"
Item 10.	Recent Sales of Unregistered Securities.	Not Applicable
Item 11.	Description of Registrant's Securities to be Registered.	See "Description of Capital Stock"
Item 12.	Indemnification of Directors and Officers.	See "Limitation of Liability and Indemnification of Directors and Officers"
Item 13.	Financial Statements and Supplementary Data.	See "Combined Consolidated Financial Statements" beginning on page F-1 of the information statement
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable
Item 15.	Financial Statements and Exhibits.
a)	Financial Statements.	See "Combined Consolidated Financial Statements" beginning on page F-1 of the information statement
b)	Exhibits.
The Exhibit Index appearing after the signature page to this Form 10 is incorporated herein by reference.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 11, 2015

GABELLI SECURITIES GROUP, INC.
By:	/s/ KIERAN CATERINA Kieran Caterina Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.		Exhibit Description
2.1	*	Form of Separation and Distribution Agreement by and between GAMCO Investors, Inc. and Gabelli Securities Group, Inc.
3.1	*	Amended and Restated Certificate of Incorporation of Gabelli Securities Group, Inc.
3.2	*	Amended and Restated Bylaws of Gabelli Securities Group, Inc.
4.1	*	Specimen Class A Common Stock Certificate of Gabelli Securities Group, Inc.
10.1	*	Form of Service Mark and Name License Agreement by and between GAMCO Investors, Inc. and Gabelli Securities Group, Inc.
10.2	*	Form of Transitional Administrative and Management Services Agreement between GAMCO Investors, Inc. and Gabelli Securities Group, Inc.
10.3	*	Form of Employment Agreement between Mario J. Gabelli and Gabelli Securities Group, Inc.
10.4	†	Promissory note in the principal amount of $15,000,000, dated March 15, 2004, by and between Gabelli Securities, Inc. and GAMCO Investors, Inc.
10.5	†	Promissory note in the principal amount of $16,000,000, dated August 17, 2010, by and between Gabelli Securities, Inc. and GAMCO Investors, Inc.
10.6	*	Registration rights agreement, dated , by and between Gabelli Securities Group, Inc. and Mario J. Gabelli
10.7		Form of Indemnification Agreement to be entered into between Gabelli Securities Group, Inc. and its directors and certain of its officers
21.1	*	Subsidiaries of Gabelli Securities Group, Inc.
99.1		Information Statement of Gabelli Securities Group, Inc., preliminary and subject to completion, dated May 12, 2015

*
To be filed by amendment
†
Previously filed

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GABELLI SECURITIES GROUP, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES
EXHIBIT INDEX